Exhibit 99.1
Michael McAndrew, Chief Financial Officer
Black Box Corporation
(724) 873-6788
(724) 873-6799 (fax)
Email: investors@blackbox.com
FOR IMMEDIATE RELEASE
BLACK BOX REGAINS COMPLIANCE WITH NASDAQ LISTING REQUIREMENTS
PITTSBURGH, PENNSYLVANIA, August 21, 2007 — Black Box Corporation (NASDAQ GSM:BBOX) (the “Company” or “Black Box”) today announced that, following the filing on July 23, 2007 of its Quarterly Report on Form 10-Q for the fiscal quarter ended December 30, 2006, the filing on August 13, 2007 of its Annual Report on Form 10-K for the fiscal year ended March 31, 2007 and the filing on August 16, 2007 of its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2007, it received a determination letter, dated August 20, 2007, from the Nasdaq Listing Qualifications Panel stating that the Company has demonstrated compliance with all Nasdaq Marketplace Rules for continued listing of the Company’s common stock on The Nasdaq Stock Market (“Nasdaq”). This determination completes Nasdaq’s review of this matter.
Black Box is the world’s largest technical services company dedicated to designing, building and maintaining today’s complicated data and voice infrastructure systems. Black Box services 175,000 clients in 141 countries with 173 offices throughout the world. To learn more, visit the Black Box website at www.blackbox.com.
Black Box and the Double Diamond logo are registered trademarks of BB Technologies, Inc.
1000 Park Drive, Lawrence, PA 15055-1018 * (724) 746-5500 * Fax (724) 746-0746